Cooper Standard Reports First Quarter Results, Reaffirms Adjusted EBITDA Guidance and Announces Two Significant New FortrexTM Technology Agreements

NOVI, Mich., May 1, 2019 -- Cooper-Standard Holdings Inc. (NYSE: CPS) today reported results for the first quarter 2019.

Summary

•	Sales totaled $880.0 million

•	Net loss of $3.5 million or $(0.20) per diluted share

•	Adjusted EBITDA of $66.4 million or 7.5 percent of sales

•	Adjusted net income of $11.8 million or $0.67 per diluted share

•	Two significant new FortrexTM technology agreements signed subsequent to quarter end

•	Full year 2019 adjusted EBITDA guidance reaffirmed

“Our results were in line with our expectations for the quarter despite continuing global economic headwinds," said Jeffrey Edwards, chairman and CEO, Cooper Standard. "As market conditions remain challenging, we are aggressively implementing and accelerating additional cost improvement initiatives that will drive improved margins and cash flow going forward. Combined with the expected positive impact from a record number of planned new launches, we anticipate full year adjusted EBITDA results in line with our original guidance.”

Consolidated Results

	Three Months Ended March 31,
	2019	2018
	(dollar amounts in millions except per share amounts)
Sales	$880.0	$967.4
Net (loss) income	$(3.5)	$56.8
Adjusted net income	$11.8	$63.8
(Loss) earnings per diluted share	$(0.20)	$3.07
Adjusted earnings per diluted share	$0.67	$3.45
Adjusted EBITDA	$66.4	$122.6

The year-over-year change in first quarter sales was primarily attributable to unfavorable volume and mix, foreign exchange and customer price adjustments, partially offset by the net positive impact of acquisitions.

Net loss for the first quarter 2019 included the impact of restructuring charges related to headcount reduction actions, as well as project costs related to the recent sale of the Company's AVS business. Adjusted net income, which excludes these items, was down in the first quarter 2019 due largely to unfavorable volume and mix, customer price adjustments, higher material costs and general inflation, partially offset by operating efficiencies and other cost saving initiatives.

Adjusted net income, adjusted EBITDA and adjusted earnings per diluted share are non-GAAP measures. Reconciliations to the most directly comparable financial measures, calculated and presented in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”), are provided in the attached supplemental schedules.

Notable Developments

During the first quarter, Cooper Standard launched 43 new customer programs and was awarded $76 million in annual net new business. New contract awards related to the Company’s recent product innovations, including both new and replacement business, totaled $81 million in the quarter. Cooper Standard’s expanding portfolio of commercialized innovation products includes: MagAlloy™; ArmorHose™; ArmorHose™ TPV; Gen III Posi-Lock; TP Microdense; Microdense EPDM; flush mount glass sealing technology; and FortrexTM.

Subsequent to the end of the first quarter, Cooper Standard reached two new agreements to license FortrexTM technology to develop and commercialize custom blended materials for applications outside of the automotive industry. The agreements are with a leading Chinese sportswear OEM with internationally recognized brands and a major North American producer of materials for the building and construction industry. Cooper Standard will also supply FortrexTM materials to these companies for any next generation products arising under these agreements. The license agreements are further demonstration of the versatility of FortrexTM chemistry and the diverse market applications that it can address.

Segment Results of Operations

Sales

	Three Months Ended March 31,			Variance Due To:
	2019	2018	Change	Volume / Mix*	Foreign Exchange	Other
	(dollar amounts in thousands)
Sales to external customers
North America	$474,707	$499,178	$(24,471)	$(56,899)	$(3,440)	$35,868
Europe	254,599	292,401	(37,802)	(17,456)	(21,169)	823
Asia Pacific	127,495	149,175	(21,680)	(31,965)	(8,101)	18,386
South America	23,237	26,637	(3,400)	430	(3,830)	—
Consolidated	$880,038	$967,391	$(87,353)	$(105,890)	$(36,540)	$55,077

* Net of customer price reductions

•	The impact of foreign currency exchange primarily relates to the Euro, Chinese Renminbi, Brazilian Real, Mexican Peso and the Canadian Dollar.

•	Other includes the net impact of acquisitions.

Adjusted EBITDA

	Three Months Ended March 31,			Variance Due To:
	2019	2018	Change	Volume / Mix*	Foreign Exchange	Cost (Increases) / Decreases	Other
	(dollar amounts in thousands)
Segment adjusted EBITDA
North America	$57,564	$86,776	$(29,212)	$(29,496)	$(2,631)	$(1,768)	$4,683
Europe	9,441	22,968	(13,527)	(10,299)	(1,930)	(964)	(334)
Asia Pacific	767	13,490	(12,723)	(17,908)	1,255	2,878	1,052
South America	(1,386)	(597)	(789)	532	(324)	(997)	—
Consolidated adjusted EBITDA	$66,386	$122,637	$(56,251)	$(57,171)	$(3,630)	$(851)	$5,401
* Net of customer price reductions

•	The impact of foreign currency exchange is primarily driven by the Canadian Dollar, Mexican Peso, Chinese Renminbi and Euro.

•	The Cost (Increases) / Decreases category above includes:

◦	The increase in material cost pressure and general inflation;

◦	Launch related activity for engineering, prototypes and tooling;

◦	Net operational efficiencies of $25.0 million primarily driven by our North America and Europe segments;

•	Other includes the net impact of acquisitions.

Liquidity and Cash Flow

At March 31, 2019, Cooper Standard had cash and cash equivalents totaling $262.2 million. Net cash used in operating activities in the first quarter 2019 was $1.8 million and free cash flow for the quarter (defined as net cash used in/provided by operating activities minus capital expenditures) was an outflow of $61.5 million. This compares favorably to the free cash outflow of $78.4 million in the first quarter of 2018.

In addition to cash and cash equivalents, the Company had $109.3 million available under its amended senior asset-based revolving credit facility (“ABL”), inclusive of outstanding letters of credit, for total liquidity of $371.5 million at March 31, 2019.

Total debt at March 31, 2019 was $907.2 million. Net debt (defined as total debt minus cash and cash equivalents) was $645 million. Cooper Standard’s net leverage ratio (defined as net debt divided by trailing 12 months adjusted EBITDA) at March 31, 2019 was 2.0 times.

Subsequent to the end of the quarter, on April 1, 2019, the Company completed the sale of its AVS business. The total sale price of the transaction was $265.5 million, subject to certain adjustments. The estimated net cash proceeds after taxes and transaction-related expenses and fees are expected to be approximately $220 to $225 million.

In June 2018, the Company’s board of directors approved a common stock repurchase program authorizing the Company to repurchase, in aggregate, up to $150.0 million of its outstanding common stock. During the first quarter of 2019, the Company used $5.9 million of cash on hand to repurchase 85,000 shares. As of March 31, 2019, approximately $128.7 million of repurchase authorization remained available under the 2018 program.

Outlook

Based on the results achieved in the first quarter and the industry and economic outlook for the rest of the year, the Company has revised its revenue guidance and reaffirmed its adjusted EBITDA guidance for the full year 2019 as summarized below:

	Previous Guidance (2/14/2019)	Current Guidance
Sales	$3.40 - $3.60 billion	$3.20 - $3.40 billion
Adjusted EBITDA[1]	$300 - $340 million	Unchanged
Capital Expenditures	$180 - $190 million	Unchanged
Cash Restructuring	$15 - $25 million	Unchanged
Effective Tax Rate	16% - 18%	Unchanged
1 Adjusted EBITDA is a non-GAAP financial measure. We have not provided a reconciliation of projected adjusted EBITDA to projected net income because full-year net income will include special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end. Due to this uncertainty, we cannot reconcile projected adjusted EBITDA to U.S. GAAP net income without unreasonable effort.

Conference Call Details

Cooper Standard management will host a conference call and webcast on May 2, 2019 at 9 a.m. ET to discuss its first quarter 2019 results, provide a general business update and respond to investor questions. A link to the live webcast of the call (listen only) and presentation materials will be available on Cooper Standard’s Investor Relations website at www.ir.cooperstandard.com/events.cfm.

To participate by phone, callers in the United States and Canada should dial toll-free (877) 374-4041. International callers should dial (253) 237-1156. Provide the conference ID 3077994 or ask to be connected to the Cooper Standard conference call. Representatives of the investment community will have the opportunity to ask questions after the presentation. Callers should dial in at least five minutes prior to the start of the call.

Individuals unable to participate during the live call may visit the investors’ portion of the Cooper Standard website (www.ir.cooperstandard.com) for a replay of the webcast.

About Cooper Standard

Cooper Standard, headquartered in Novi, Mich., is a leading global supplier of systems and components for the automotive industry. Products include sealing, fuel and brake delivery, and fluid transfer systems. Cooper Standard employs approximately 30,000 people globally and operates in 21 countries around the world. For more information, please visit www.cooperstandard.com.

Forward Looking Statements
This press release includes “forward-looking statements” within the meaning of U.S. federal securities laws, and we intend that such forward-looking statements be subject to the safe harbor created thereby. Our use of words “estimate,” “expect,” “anticipate,” “project,” “plan,” “intend,” “believe,” “outlook,” “guidance,” “forecast,” or future or conditional verbs, such as “will,” “should,” “could,” “would,” or “may,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon our current expectations and various assumptions. Our expectations, beliefs, and projections are expressed in good faith and we believe there is a reasonable basis for them. However, we cannot assure you that these expectations, beliefs and projections will be achieved. Forward-looking statements are not guarantees of future performance and are subject to significant risks and uncertainties that may cause actual results or achievements to be materially different from the future results or achievements expressed or implied by the forward-looking statements. Among other items, such factors may include: prolonged or material contractions in automotive sales and production volumes; our inability to realize sales represented by awarded business; escalating pricing pressures; loss of large customers or significant platforms; our ability to successfully compete in the automotive parts industry; availability and increasing volatility in costs of manufactured components and raw materials; disruption in our supply base; competitive threats and commercial risks associated with us entering new markets; possible variability of our working capital requirements; risks associated with our international operations, including changes in laws, regulations, and policies governing the terms of foreign trade such as increased trade restrictions and tariffs; foreign currency exchange rate fluctuations; our ability to control the operations of our joint ventures for our sole benefit; our substantial amount of indebtedness; our ability to obtain adequate financing sources in the future; operating and financial restrictions imposed on us under our debt instruments; the underfunding of our pension plans; significant changes in discount rates and the actual return on pension assets; effectiveness of continuous improvement programs and other cost savings plans; manufacturing facility closings or consolidation; our ability to execute new program launches; our ability to meet customers’ needs for new and improved products; the possibility that our acquisitions and divestitures may not be successful; product liability, warranty and recall claims brought against us; laws and regulations, including environmental, health and safety laws and regulations; legal proceedings, claims or investigations against us; work stoppages or other labor disruptions; the ability of our intellectual property to withstand legal challenges; cyber-attacks, other disruptions in or the inability to implement upgrades to, our information technology systems; the possible volatility of our annual effective tax rate; changes in our assumptions as a result of IRS issuing guidance on the Tax Cuts and Jobs Act; the possibility of future impairment charges to our goodwill and long-lived assets; our dependence on our subsidiaries for cash to satisfy our obligations; and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission.
You should not place undue reliance on these forward-looking statements. Our forward-looking statements speak only as of the date of this press release and we undertake no obligation to publicly update or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except where we are expressly required to do so by law.
This press release also contains estimates and other information that is based on industry publications, surveys and forecasts. This information involves a number of assumptions and limitations, and we have not independently verified the accuracy or completeness of the information.
CPS_F

Contact for Analysts:	Contact for Media:
Roger Hendriksen	Sharon Wenzl
Cooper Standard	Cooper Standard
(248) 596-6465	(248) 596-6211
roger.hendriksen@cooperstandard.com	sswenzl@cooperstandard.com
Financial statements and related notes follow:

COOPER-STANDARD HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollar amounts in thousands except per share amounts)

	Three Months Ended March 31,
	2019	2018
Sales	$880,038	$967,391
Cost of products sold	762,490	796,511
Gross profit	117,548	170,880
Selling, administration & engineering expenses	86,974	80,440
Amortization of intangibles	3,775	3,406
Restructuring charges	17,715	7,125
Operating profit	9,084	79,909
Interest expense, net of interest income	(11,932)	(9,800)
Equity in earnings of affiliates	2,358	1,687
Loss on refinancing and extinguishment of debt	—	(770)
Other expense, net	(796)	(1,719)
(Loss) income before income taxes	(1,286)	69,307
Income tax expense	2,331	11,891
Net (loss) income	(3,617)	57,416
Net loss (income) attributable to noncontrolling interests	157	(624)
Net (loss) income attributable to Cooper-Standard Holdings Inc.	$(3,460)	$56,792

Weighted average shares outstanding
Basic	17,535,195	17,991,488
Diluted	17,535,195	18,511,113

(Loss) earnings per share:
Basic	$(0.20)	$3.16
Diluted	$(0.20)	$3.07

COOPER-STANDARD HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands)
	March 31, 2019	December 31, 2018
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$262,169	$264,980
Accounts receivable, net	480,828	418,607
Tooling receivable	162,769	141,106
Inventories	186,272	175,572
Prepaid expenses	33,206	36,878
Other current assets	104,200	108,683
Assets held for sale	122,966	103,898
Total current assets	1,352,410	1,249,724
Property, plant and equipment, net	990,665	984,241
Operating lease right-of-use assets	92,508	—
Goodwill	142,106	143,681
Intangible assets, net	95,611	99,602
Other assets	141,522	145,855
Total assets	$2,814,822	$2,623,103

Liabilities and Equity
Current liabilities:
Debt payable within one year	$169,087	$101,323
Accounts payable	452,979	452,320
Payroll liabilities	108,236	92,604
Accrued liabilities	107,707	98,907
Current operating lease liabilities	26,216	—
Liabilities held for sale	75,830	71,195
Total current liabilities	940,055	816,349
Long-term debt	738,077	729,805
Pension benefits	134,863	138,771
Postretirement benefits other than pensions	41,875	40,901
Long-term operating lease liabilities	68,905	—
Other liabilities	36,945	37,775
Total liabilities	1,960,720	1,763,601
7% Cumulative participating convertible preferred stock	—	—
Equity:
Common stock	17	17
Additional paid-in capital	499,458	501,511
Retained earnings	565,864	576,025
Accumulated other comprehensive loss	(241,633)	(246,088)
Total Cooper-Standard Holdings Inc. equity	823,706	831,465
Noncontrolling interests	30,396	28,037
Total equity	854,102	859,502
Total liabilities and equity	$2,814,822	$2,623,103

COOPER-STANDARD HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollar amounts in thousands)

	Three Months Ended March 31,
	2019	2018
Operating Activities:
Net (loss) income	$(3,617)	$57,416
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	32,830	32,853
Amortization of intangibles	3,775	3,406
Share-based compensation expense	3,186	3,875
Equity in earnings of affiliates, net of dividends related to earnings	2,559	2,821
Loss on refinancing and extinguishment of debt	—	770
Other	531	1,242
Changes in operating assets and liabilities	(41,112)	(112,939)
Net cash used in operating activities	(1,848)	(10,556)
Investing activities:
Capital expenditures	(59,633)	(67,858)
Acquisition of businesses, net of cash acquired	(452)	(3,223)
Proceeds from sale of fixed assets and other	102	889
Net cash used in investing activities	(59,983)	(70,192)
Financing activities:
Principal payments on long-term debt	(1,012)	(887)
Increase (decrease) in short-term debt, net	65,791	(1,123)
Purchase of noncontrolling interests	—	(2,450)
Repurchase of common stock	(6,550)	—
Taxes withheld and paid on employees' share-based payment awards	(2,706)	(9,621)
Contribution from noncontrolling interest and other	1,827	(881)
Net cash provided by (used in) financing activities	57,350	(14,962)
Effects of exchange rate changes on cash, cash equivalents and restricted cash	1,477	(69)
Changes in cash, cash equivalents and restricted cash	(3,004)	(95,779)
Cash, cash equivalents and restricted cash at beginning of period	267,399	518,461
Cash, cash equivalents and restricted cash at end of period	$264,395	$422,682

Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheet:
	Balance as of
	March 31, 2019	December 31, 2018
Cash and cash equivalents	$262,169	$264,980
Restricted cash included in other current assets	20	18
Restricted cash included in other assets	2,206	2,401
Total cash, cash equivalents and restricted cash shown in the statement of cash flows	$264,395	$267,399

Non-GAAP Measures
EBITDA, adjusted EBITDA, adjusted net income, adjusted earnings per share, net debt and free cash flow are measures not recognized under U.S. GAAP and which exclude certain non-cash and special items that may obscure trends and operating performance not indicative of the Company’s core financial activities. Management considers EBITDA, adjusted EBITDA, adjusted net income, adjusted earnings per share, net debt and free cash flow to be key indicators of the Company’s operating performance and believes that these and similar measures are widely used by investors, securities analysts and other interested parties in evaluating the Company’s performance. In addition, similar measures are utilized in the calculation of the financial covenants and ratios contained in the Company’s financing arrangements and management uses these measures for developing internal budgets and forecasting purposes. EBITDA is defined as net income adjusted to reflect income tax expense, interest expense net of interest income, depreciation and amortization, and adjusted EBITDA is defined as EBITDA further adjusted to reflect certain items that management does not consider to be reflective of the Company’s core operating performance. Adjusted net income is defined as net income adjusted to reflect certain items that management does not consider to be reflective of the Company’s core operating performance. Adjusted basic and diluted earnings per share is defined as adjusted net income divided by the weighted average number of basic and diluted shares, respectively, outstanding during the period. Net debt is defined as total debt minus cash and cash equivalents. Free cash flow is defined as net cash provided by operating activities minus capital expenditures and is useful to both management and investors in evaluating the Company’s ability to service and repay its debt.
When analyzing the Company’s operating performance, investors should use EBITDA, adjusted EBITDA, adjusted net income, adjusted earnings per share, net debt and free cash flow as supplements to, and not as alternatives for, net income, operating income, or any other performance measure derived in accordance with U.S. GAAP, and not as an alternative to cash flow from operating activities as a measure of the Company’s liquidity. EBITDA, adjusted EBITDA, adjusted net income, adjusted earnings per share, net debt and free cash flow have limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of the Company’s results of operations as reported under U.S. GAAP. Other companies may report EBITDA, adjusted EBITDA, adjusted net income, adjusted earnings per share, net debt and free cash flow differently and therefore the Company’s results may not be comparable to other similarly titled measures of other companies. In addition, in evaluating adjusted EBITDA and adjusted net income, it should be noted that in the future the Company may incur expenses similar to or in excess of the adjustments in the below presentation. This presentation of adjusted EBITDA and adjusted net income should not be construed as an inference that the Company’s future results will be unaffected by special items. Reconciliations of EBITDA, adjusted EBITDA, adjusted net income and free cash flow follow.

Reconciliation of Non-GAAP Measures

EBITDA and Adjusted EBITDA
(Unaudited)
(Dollar amounts in thousands)

The following table provides reconciliation of EBITDA and adjusted EBITDA from net (loss) income:

	Three Months Ended March 31,
	2019	2018
Net (loss) income attributable to Cooper-Standard Holdings Inc.	$(3,460)	$56,792
Income tax expense	2,331	11,891
Interest expense, net of interest income	11,932	9,800
Depreciation and amortization	36,605	36,259
EBITDA	$47,408	$114,742
Restructuring charges	17,715	7,125
Project costs (1)	1,263	—
Loss on refinancing and extinguishment of debt (2)	—	770
Adjusted EBITDA	$66,386	$122,637

Sales	$880,038	$967,391
Net (loss) income margin	(0.4)%	5.9%
Adjusted EBITDA margin	7.5%	12.7%

(1)	Project costs related to acquisitions and planned divestiture.

(2)	Loss on refinancing and extinguishment of debt related to the applicable amendment of the Term Loan Facility entered into during such period.

Adjusted Net Income and Adjusted Earnings Per Share
(Unaudited)
(Dollar amounts in thousands, except per share amounts)

The following table provides reconciliation of net (loss) income to adjusted net income and the respective earnings per share amounts:

	Three Months Ended March 31,
	2019	2018
Net (loss) income attributable to Cooper-Standard Holdings Inc.	$(3,460)	$56,792
Restructuring charges	17,715	7,125
Project costs (1)	1,263	—
Loss on refinancing and extinguishment of debt (2)	—	770
Tax impact of adjusting items (3)	(3,681)	(901)
Adjusted net income	$11,837	$63,786

Weighted average shares outstanding:
Basic	17,535,195	17,991,488
Diluted (4)	17,535,195	18,511,113

(Loss) earnings per share:
Basic	$(0.20)	$3.16
Diluted	$(0.20)	$3.07

Adjusted earnings per share:
Basic	$0.68	$3.55
Diluted (4)	$0.67	$3.45

(1)	Project costs related to acquisitions and planned divestiture.

(2)	Loss on refinancing and extinguishment of debt related to the applicable amendment of the Term Loan Facility entered into during such period.

(3)
Represents the elimination of the income tax impact of the above adjustments by calculating the income tax impact of these adjusting items using the appropriate tax rate for the jurisdiction where the charges were incurred.

(4)	For the purpose of calculating Q1 2019 adjusted diluted earnings per share, the weighted average shares outstanding were 17,623,821.

Free Cash Flow
(Unaudited)
(Dollar amounts in thousands)
The following table defines free cash flow:

	Three Months Ended March 31,
	2019	2018
Net cash used in operating activities	$(1,848)	$(10,556)
Capital expenditures	(59,633)	(67,858)
Free cash flow	$(61,481)	$(78,414)